                                                                     Exhibit 7.1

The following represents the pro forma statements of operations for the six months ended July 1, 2000 and July 3, 1999, and for the years ended December 31, 1999, 1998, and 1997.

                                            For the six months ended July 1, 2000
                                                   (in millions of dollars)

                                                                 Adjustments
                                                   Adjustment         for        Adjusted
                                     Historical   for Switches    Pro forma     Pro forma
                                     ----------   ------------   ----------     ---------
Net Sales                              $ 88.5       $    -         $    -        $ 88.5
Costs and expenses:
     Costs of goods sold                 73.0            -              -          73.0
     Selling and administrative          14.1            -              -          14.1
     Restructuring and severance          1.7            -              -           1.7
     Other expense (income)              (0.4)           -              -          (0.4)
     Foreign exchange loss                0.6            -              -           0.6
     Interest expense                     8.3            -           (2.1)(b)       6.3
                                       ------       ------         ------        ------
Total operating costs and expenses       97.3            -           (2.1)         95.3
                                       ------       ------         ------        ------
Income (loss) before income taxes        (8.8)           -            2.1          (6.7)
Income tax expense (benefit)             (1.9)           -            0.8 (c)      (1.1)
                                       ------       ------         ------        ------
Net income                             $ (6.9)      $    - (a)     $  1.3        $ (5.6)
                                       ======       ======         ======        ======

(a) No adjustment for Switches is necessary in the six months ended July 1, 2000 statement as the adjustment was made in the Company's second quarter 10Q, filed on August 18, 2000, which is used for the Historical values above.
(b) Represents the reduction to interest expense as a result of use of a significant portion of the proceeds of the sale to reduce debt.
(c) Represents the change in tax expense as a result of the change in income before taxes.

                                            For the six months ended July 3, 1999
                                                   (in millions of dollars)

                                                                 Adjustments
                                                   Adjustment         for        Adjusted
                                     Historical   for Switches    Pro forma     Pro forma
                                     ----------   ------------   ----------     ---------
Net Sales                              $ 95.6       $    -         $    -        $ 95.6
Costs and expenses:
     Costs of goods sold                 76.4            -              -          76.4
     Selling and administrative          14.7            -              -          14.7
     Restructuring and severance            -            -              -             -
     Other expense (income)              (1.1)           -              -          (1.1)
     Foreign exchange loss                  -            -              -             -
     Interest expense                     7.9            -           (2.1)(b)       5.9
                                       ------       ------         ------        ------
Total operating costs and expenses       97.9            -           (2.1)         95.9
                                       ------       ------         ------        ------
Income (loss) before income taxes        (2.3)           -            2.1          (0.3)
Income tax expense (benefit)                -            -            0.8 (c)       0.8
                                       ------       ------         ------        ------
Net income                             $ (2.3)      $    - (a)     $  1.3        $ (1.1)
                                       ======       ======         ======        ======

(a) No adjustment for Switches is necessary in the six months ended July 3, 1999 statement as the adjustment was made in the Company's second quarter 10Q, filed on August 18, 2000, which is used for the Historical values above.
(b) Represents the reduction to interest expense as a result of use of a significant portion of the proceeds of the sale to reduce debt.
(c) Represents the change in tax expense as a result of the change in income before taxes.

                                           For the year ended December 31, 1999
                                                (in millions of dollars)

                                                                 Adjustments
                                                   Adjustment         for        Adjusted
                                     Historical   for Switches    Pro forma     Pro forma
                                     ----------   ------------   ----------     ---------
Net Sales                             $ 214.0      $ (26.1)       $     -       $ 187.9
Costs and expenses:
     Costs of goods sold                172.1        (20.5)             -         151.6
     Selling and administrative          31.1         (2.6)             -          28.5
     Restructuring and severance          0.5            -              -           0.5
     Other expense (income)              (1.0)           -              -          (1.0)
     Foreign exchange loss                  -            -              -             -
     Interest expense                    15.8            -           (4.1)(b)      11.7
                                      -------      -------        -------       -------
Total operating costs and expenses      218.5        (23.1)          (4.1)        191.3
                                      -------      -------        -------       -------
Income (loss) before income taxes        (4.5)        (3.0)           4.1          (3.4)
Income tax expense (benefit)              0.3         (1.0)           1.6 (c)       0.9
                                      -------      -------        -------       -------
Net income                            $  (4.8)     $  (2.0)(a)    $   2.5       $  (4.3)
                                      =======      =======        =======       =======

(a) Adjustments to Historical statement of December, 1999 filed on our 10K for the year ended December, 1999, to remove Switches as a sold business.
(b) Represents the reduction to interest expense as a result of use of a significant portion of the proceeds of the sale to reduce debt.
(c) Represents the change in tax expense as a result of the change in income before taxes.

                                             For the year ended December 31, 1998
                                                  (in millions of dollars)

                                                                   Adjustments
                                                     Adjustment         for        Adjusted
                                       Historical   for Switches    Pro forma     Pro forma
                                       ----------   ------------   ----------     ---------
Net Sales                               $ 237.1      $ (28.1)       $     -       $ 209.0
Costs and expenses:
     Costs of goods sold                  188.7        (21.2)             -         167.5
     Selling and administrative            32.3         (2.9)             -          29.4
     Costs assoc. with option repurch       2.1            -              -             -
     Restructuring and severance            0.7            -              -           0.7
     Other expense (income)                   -            -              -             -
     Foreign exchange loss                    -            -              -             -
     Interest expense                      13.5            -           (4.1)(b)       9.4
                                        -------      -------        -------       -------
Total operating costs and expenses        237.3        (24.1)          (4.1)        207.0
                                        -------      -------        -------       -------
Income (loss) before income taxes          (0.2)        (4.0)           4.1           2.0
Income tax expense (benefit)                0.7         (1.4)           1.6 (c)       0.9
                                        -------      -------        -------       -------
Net income                              $  (0.9)     $  (2.6)(a)    $   2.5       $   1.1
                                        =======      =======        =======       =======

(a) Adjustments to Historical statement of December, 1998 filed on our 10K for the year ended December, 1999, to remove Switches as a sold business.
(b) Represents the reduction to interest expense as a result of use of a significant portion of the proceeds of the sale to reduce debt.
(c) Represents the change in tax expense as a result of the change in income before taxes.

                                             For the year ended December 31, 1997
                                                  (in millions of dollars)

                                                                   Adjustments
                                                     Adjustment         for        Adjusted
                                       Historical   for Switches    Pro forma     Pro forma
                                       ----------   ------------   ----------     ---------
Net Sales                               $ 125.6      $ (29.4)       $     -        $  96.2
Costs and expenses:
     Costs of goods sold                  100.8        (21.0)             -           79.8
     Selling and administrative            17.8         (3.1)             -           14.7
     Costs assoc. with option repurch         -            -              -              -
     Restructuring and severance              -            -              -              -
     Other expense (income)                 0.3            -              -            0.3
     Foreign exchange loss                    -            -              -              -
     Interest expense                       5.4            -           (4.1)(b)        1.3
                                        -------      -------        -------        -------
Total operating costs and expenses        124.3        (24.1)          (4.1)          96.1
                                        -------      -------        -------        -------
Income (loss) before income taxes           1.3         (5.3)           4.1            0.1
Income tax expense (benefit)                1.0         (1.8)           1.6 (c)        0.8
                                        -------      -------        -------        -------
Net income                              $   0.3      $  (3.5)(a)    $   2.5        $  (0.7)
                                        =======      =======        =======        =======

(a) Adjustments to Historical statement of December, 1997 filed on our 10K for the year ended December, 1999, to remove Switches as a sold business.
(b) Represents the reduction to interest expense as a result of use of a significant portion of the proceeds of the sale to reduce debt.
(c) Represents the change in tax expense as a result of the change in income before taxes.